Salomon Brothers Opportunity Fund, Inc.


Sub-Item 77E (Supplement dated September 21, 2005 to the Statement of Additional Information)

Registrant incorporates by reference by Registrant's
497 Supplement dated September 21, 2005 filed on
September 22, 2005.
SEC Accession No. 0001193125-05-189435)


Sub-Item 77E (Supplement dated October 26, 2005 to the
Statement of Additional Information)

Registrant incorporates by reference by Registrant's
497 Supplement dated October 26, 2005 filed on
October 26, 2005.
(SEC Accession No. 0001193125-05-208542)